UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 17, 2021

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Notes Exchange Agreements

On September 22, 2021, Accelerate Diagnostics, Inc. (the “Company”) entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its 2.50% Convertible Senior Notes due 2023 (the “Notes”). Under the terms of the Exchange Agreements:

(1) certain holder(s) have agreed to exchange with the Company approximately $46 million in aggregate principal amount of Notes held by them for 5,945,718 shares of the Company’s common stock, which is equal to 129.2547 shares per $1,000 principal amount of Notes exchanged; and

(2) certain holder(s) have agreed to exchange with the Company approximately $5 million in aggregate principal amount of Notes held by them for (a) 106,732 shares of the Company’s common stock, which is equal to 21.3463 shares per $1,000 principal amount of Notes exchanged plus (b) an additional number of shares of the Company’s common stock per $1,000 principal amount of Notes exchanged equal to the sum, for each of the trading days during an agreed upon refence period commencing on September 23, 2021, of the quotient of (i) $41.87 divided by (ii) the daily volume-weighted average price for such trading day (collectively, the “Exchange Shares”).

These exchange transactions are expected to close on September 29, 2021 and October 15, 2021, respectively, subject to the satisfaction of customary closing conditions.

The issuances of the Exchange Shares under the Exchange Agreements are being made in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Shares will be issued only to investors that qualify as “qualified institutional buyers” (as such term is defined in Rule 144A of the Securities Act) or institutional “accredited investors” (as such term is defined in Rule 501 of the Securities Act).

On September 23, 2021, the Company issued a press release announcing the execution of the Exchange Agreements, a copy of which is filed herewith as Exhibit 99.1.

Rescission Agreement

As previously announced, on December 24, 2020, the Company entered into a securities purchase agreement (the “Original Securities Purchase Agreement”) with certain directors and officers of the Company, or entities affiliated with such persons (collectively, the “Original Purchasers”), for the issuance and sale by the Company of an aggregate of 4,166,663 shares of the Company’s common stock (the “Common Shares”) to the Original Purchasers in an offering exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. Additionally, on December 24, 2020, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Original Purchasers pursuant to which the Company agreed to register the resale of the Common Shares pursuant to the terms set forth therein.

The Jack W. Schuler Living Trust (the “Schuler Trust”), which was the entity affiliated with Mr. Schuler that originally entered into the Original Securities Purchase Agreement for the purchase of 3,964,843 Common Shares for an aggregate purchase price of approximately $30.5 million, subsequently entered into an assignment and assumption agreement whereby it assigned all of its rights and obligations as an Original Purchaser to the Tanya Eva Schuler Trust, the Therese Heidi Schuler Trust and Schuler Grandchildren LLC (collectively, the “Schuler Purchasers”). These three entities are related to Mr. Schuler but are not affiliates of his.

Pursuant to the Original Securities Purchase Agreement, the Original Purchasers agreed to purchase the Common Shares for an aggregate purchase price of approximately $32 million. The Original Securities Purchase Agreement contemplated that the closing of the purchase and sale of the Common Shares would occur in three approximately equal tranches on the dates specified in the agreement or such other dates as the parties may agree, with the first and second tranches having closed on February 19, 2021 and April 9, 2021, respectively.

On September 17, 2021, the Company entered into a rescission agreement (the “Rescission Agreement”) with the Schuler Purchasers and the Schuler Trust pursuant to which, effective as of January 29, 2021, the Company and the Schuler Purchasers agreed to rescind and unwind the Original Securities Purchase Agreement and the Registration Rights Agreement for all legal, tax and financial purposes ab initio as if the related transactions, including the issuance and sale of the Common Shares in each of the two tranches that have closed and the pending third tranche under the Original Securities Purchase Agreement, had never occurred with respect to the Schuler Purchasers and the Company. The Rescission Agreement was entered into due to the unanticipated legal, tax and/or financial consequences that may have otherwise resulted from the Original Securities Purchase Agreement and the Registration Rights Agreement.

New Securities Purchase Agreement

On September 22, 2021, the Company entered into a new securities purchase agreement (the “New Securities Purchase Agreement”) with the Schuler Parties for the issuance and sale by the Company of an aggregate of 3,954,546 shares of the Company’s newly designated Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Shares”), to the Schuler Parties in an offering exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. Each of the Schuler Parties is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Pursuant to the New Securities Purchase Agreement, the Schuler Parties have agreed to purchase the Series A Preferred Shares at a purchase price of $7.70 per share for an aggregate purchase price of approximately $30.5 million. The New Securities Purchase Agreement includes customary representations, warranties and covenants by the parties to the agreement.

The New Securities Purchase Agreement contemplates that the closing of the purchase and sale of the Series A Preferred Shares will occur in two tranches. The first tranche closed on the date of the execution of the New Securities Purchase Agreement whereby an aggregate of 2,636,364 Series A Preferred Shares were issued and sold to the Schuler Parties for aggregate proceeds of approximately $20.3 million. The second tranche for the remaining 1,318,182 Series A Preferred Shares for aggregate proceeds of approximately $10.2 million is expected to close on October 31, 2021 or such other date as the parties may agree.

A summary of the terms of the Company’s Series A Preferred Stock is described in Item 5.03 of this Current Report on Form 8-K (this “Report”) and is incorporated by reference into this Item 1.01.

The foregoing description of the Rescission Agreement, the New Securities Purchase Agreement and the Exchange Agreements is not complete and is qualified in its entirety by reference to the full text of the Rescission Agreement, the New Securities Purchase Agreement and the form of Exchange Agreement, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference in their entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Report under the headings “New Securities Purchase Agreement” and “Convertible Notes Exchange Agreements” is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Report is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2021, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of the Series A Preferred Stock of the Company (the “Certificate of Designation”), which was effective upon filing and designates the rights, preferences and privileges of 3,954,546 shares of a series of the Company’s preferred stock, par value $0.001 per share, designated as “Series A Preferred Stock.” The Certificate of Designation was adopted by resolution of the Company’s board of directors (the “Board”) pursuant to the certificate of incorporation of the Company, as amended (the “Charter”), which vests in the Board the authority to provide for the authorization and issuance of one or more series of preferred stock of the Company within the limitations and restrictions set forth in the Charter. The Certificate of Designation was filed in connection with the sale of the Series A Preferred Shares pursuant to the New Securities Purchase Agreement described in Item 1.01 of this Report under the heading “New Securities Purchase Agreement.”

The Company’s Series A Preferred Stock ranks, with respect to the payment of dividends, senior to the Company’s common stock and to any other class of securities it may issue in the future that is specifically designated as junior to the Series A Preferred Stock. The holders of Series A Preferred Stock are entitled to receive dividends, out of any assets at the time legally available therefor, prior in preference to any declaration or payment of any dividend on the Company’s common stock at the rate of $0.25 per share per annum on each outstanding share of Series A Preferred Stock (as appropriately adjusted for any subsequent stock splits, stock dividends, combinations, reclassifications and the like), when, as and if declared by the Board.

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock then outstanding are entitled to participate with the holders of the Company’s common stock or any other junior securities then outstanding, pro rata on an as-converted basis, in the distribution of all the remaining assets and funds of the Company available for distribution to its stockholders.

The holders of Series A Preferred Stock generally have no voting rights with respect to their shares of Series A Preferred Stock, except as provided by law or to amend, modify or waive any provision of the Certificate of Designation.

Each share of Series A Preferred Stock is convertible, at the option of the holder, at any time into one share of the Company’s common stock. Additionally, each share of Series A Preferred Stock will automatically be converted into one share of the Company’s common stock immediately upon a sale of all outstanding stock of the Company or a merger of the Company into another corporation where the pre-merger Company’s stockholders cease to be the controlling stockholders of the post-merger corporation.

The foregoing description of the terms of the Series A Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed herewith as Exhibit 3.1 and incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of the Series A Preferred Stock of Accelerate Diagnostics, Inc.

10.1	Rescission Agreement, dated September 17, 2021, by and among Accelerate Diagnostics, Inc., the Tanya Eva Schuler Trust, the Therese Heidi Schuler Trust, Schuler Grandchildren LLC and the Jack W. Schuler Living Trust

10.2	Securities Purchase Agreement, dated September 22, 2021, by and among Accelerate Diagnostics, Inc., the Tanya Eva Schuler Trust, the Therese Heidi Schuler Trust and Schuler Grandchildren LLC

10.3	Form of Exchange Agreement

99.1	Press Release, dated September 23, 2021

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company’s judgment as of the date of this Report. Such forward-looking statements include, but are not limited to, statements relating to the expected closing of the second tranche pursuant to the New Securities Purchase Agreement and the expected closing of the exchanges of the Notes pursuant to the Exchange Agreements. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this Report due to the risks and uncertainties associated with the satisfaction of closing conditions under the New Securities Purchase Agreement and the Exchange Agreements, as well as risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made only as the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)
Date: September 23, 2021
/s/ Steve Reichling
Steve Reichling
Chief Financial Officer